UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2024

Assembly Biosciences, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-35005	20-8729264
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Tower Place, 7th Floor, South San Francisco, California	94080
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (833) 509-4583

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	ASMB	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Equity Financing

Registered Direct Offering

On June 16, 2024, Assembly Biosciences, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Investor Purchase Agreement”) with a certain investor identified on the signature pages thereto (the “Purchaser”) for the issuance and sale, in a registered direct offering (the “Registered Direct Offering”), of 634,500 shares of the Company’s common stock, par value $0.001 per share (the “Registered Shares”) and a warrant to purchase up to 634,500 shares of common stock the (“Registered Warrant” and together with the Registered Shares, the “Registered Securities”). The Registered Securities were sold at a combined offering price of $15.46.

The Registered Warrant has an exercise price equal to $17.00 per share, became immediately exercisable on the date of issuance and will expire on June 18, 2029. The Purchaser, together with its affiliates, may not exercise any portion of the Registered Warrant to the extent that the Purchaser would own more than 4.99% or 9.99% (as elected by the Purchaser prior to the issuance of the Registered Warrant) of the number of shares of the Company’s common stock outstanding immediately after giving effect to such exercise, as such percentage ownership is determined in accordance with the terms of the Registered Warrant. However, upon at least 61 days’ prior notice from the Purchaser to the Company, the Purchaser may increase or decrease the beneficial threshold ownership of outstanding common stock after exercising any portion of the Purchaser’s Registered Warrant, as applicable, up to 19.99% of the common stock outstanding immediately prior to or after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Registered Warrant.

The exercise price and the number of shares of common stock issuable upon exercise of the Registered Warrant will be subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations or stock reclassifications affecting the common stock.

The Investor Purchase Agreement contains customary representations, warranties, covenants and conditions. In the Investor Purchase Agreement, the Company agreed to indemnify the Purchaser against certain liabilities that could be incurred by the Purchaser in connection with the Registered Direct Offering.

The aggregate gross proceeds to the Company from the Registered Direct Offering are approximately $9.8 million, before deducting offering expenses and excluding any proceeds the Company may receive upon exercise of the Registered Warrant. The Company anticipates using the net proceeds from the Registered Direct Offering for general corporate purposes.

The Registered Direct Offering was made pursuant to the Company’s existing effective shelf registration statement on Form S-3 (File 333-270760) that was originally filed on March 22, 2023 and declared effective by the Securities and Exchange Commission (“SEC”) on April 14, 2023. The Registered Direct Offering closed on June 17, 2024.

The foregoing summaries of the Registered Direct Offering, the Registered Securities and the Investor Purchase Agreement do not purport to be complete and are qualified in their entirety by reference to the definitive transaction documents. Copies of the forms of the Registered Warrant and the Investor Purchase Agreement are attached hereto as Exhibits 4.1 and 10.1, respectively, and are incorporated herein by reference.

In connection with the issuance of Common Stock in the Registered Direct Offering, the Company is filing, as Exhibit 5.1 hereto, the opinion of Skadden, Arps, Slate, Meagher & Flom LLP, counsel to the Company.

Private Placement

On June 17, 2024, the Company entered into a Securities Purchase Agreement (the “Gilead Purchase Agreement”) with Gilead Sciences, Inc. for the issuance and sale, in a private placement (the “Private Placement”), of 179,500 shares of the Company’s common stock, par value $0.001 per share (the “Private Placement Shares”) and a warrant to purchase up to 179,500 shares of common stock (the “Private Placement Warrant” and together with the Private Placement Shares, the “Private Placement Securities”).

The Private Placement Securities were sold to Gilead pursuant to the terms of Gilead’s existing Investor Rights Agreement with the Company

The Private Placement Warrant has an exercise price equal to $17.00 per share, became immediately exercisable on the date of issuance and will expire on June 18, 2029. Gilead, together with its affiliates, may not exercise any portion of the Private Placement Warrant to the extent that Gilead would own more than 19.99% (as elected by

Gilead prior to the issuance of the Private Placement Warrant) of the number of shares of the Company’s common stock outstanding immediately after giving effect to such exercise, as such percentage ownership is determined in accordance with the terms of the Private Placement Warrant.

The exercise price and the number of shares of common stock issuable upon exercise of the Private Placement Warrant will be subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations or stock reclassifications affecting the common stock.

The Gilead Purchase Agreement contains customary representations, warranties, covenants and conditions. In the Gilead Purchase Agreement, the Company agreed to indemnify Gilead against certain liabilities that could be incurred by it in connection with the Private Placement.

The Private Placement closed on June 17, 2024. The aggregate gross proceeds to the Company from the Private Placement are approximately $2.8 million, before deducting offering expenses and excluding any proceeds the Company may receive upon exercise of the Private Placement Warrant. The Company anticipates using the net proceeds from the Private Placement for general corporate purposes.

The foregoing summaries of the Private Placement Offering and the Gilead Purchase Agreement do not purport to be complete and are qualified in their entirety by reference to the definitive transaction documents. Copies of the Private Placement Warrant and the Gilead Purchase Agreement are attached hereto as Exhibits 4.2 and 10.2, respectively, and are incorporated herein by reference.

Amendments to Common Stock Purchase Agreement and Investor Rights Agreement

On June 17, 2024, the Company and Gilead entered into: (1) Amendment No. 1 to Common Stock Purchase Agreement (the “SPA Amendment”) and (2) Amendment No. 1 to Investor Rights Agreement (the “IRA Amendment” and, together with the SPA Amendment, the “Amendments”), which amend the Common Stock Purchase Agreement (the “SPA”) and the Investor Rights Agreement (the IRA and together with the SPA, the “Equity Agreements”), respectively, entered into between the Company and Gilead on October 15, 2023.

The SPA Amendment (1) extends the Equity Financing Deadline (as defined in the SPA) from the date that is nine months after the date of the SPA to the date that is 12 months after the date of the SPA and (2) extends various deadlines relating to the Company’s ability to require Gilead to purchase additional shares of the Company’s common stock from six or nine months, as applicable, following the occurrence of the Company meeting the Company Additional Share Purchase Condition (as defined in the SPA).

The IRA Amendment extends the requirement that the Company use good faith efforts to complete an Equity Financing (as defined in the IRA) from nine to 12 months after October 15, 2023. The IRA Amendment also amends the definition of Registrable Securities (as defined in the SPA) to explicitly include the Private Placement Shares and the shares underlying the Private Placement Warrant.

All other terms of the Equity Agreements remain unchanged.

The foregoing descriptions of the terms of the Amendments do not purport to be complete and are qualified in their entirety by reference to the SPA Amendment and the IRA Amendment, copies of which are attached hereto as Exhibits 10.3 and 10.4, respectively, and incorporated herein by reference.

On June 17, 2024, the Company issued a press release announcing its entry into the Investor Purchase Agreement, the Private Placement Agreement and the Amendments. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above under the caption “Private Placement” is incorporated by reference herein. The shares are being sold to Gilead pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, as a sale to a single accredited investor.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

4.1	Registered Warrant.

4.2	Private Placement Warrant.

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.

10.1	Securities Purchase Agreement, dated June 16, 2024, by and between the Company and the Purchaser.

10.2	Securities Purchase Agreement, dated June 17, 2024, by and between the Company and Gilead Sciences, Inc.

10.3	Amendment No. 1 to Common Stock Purchase Agreement, by and between the Company and Gilead Sciences, Inc.

10.4	Amendment No. 1 to Investor Rights Agreement, by and between the Company and Gilead Sciences, Inc.

23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1).

99.1	Press Release dated June 17, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Assembly Biosciences, Inc.

Date: June 18, 2024	By:	/s/ John O. Gunderson
John O. Gunderson
VP, General Counsel and Corporate Secretary

4